SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006
WHEELING-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 4, 2006, upon recommendation of the Nominating/Governance Committee, the Board of Directors of Wheeling-Pittsburgh Corporation (the “Company”) approved an increase in the annual retainer payable to the chairpersons of the committees of the Board of Directors. The recommendation of the Nominating/Governance Committee was made after consultation with an independent compensation consultant and review of a survey of director compensation. The annual retainer of the chairpersons of the board committees (other than the Audit Committee) was increased from $2,500 to $5,000, payable one-half in cash and one-half in stock, and the annual retainer of the Audit Committee chairperson was increased from $5,000 to $10,000, payable one-half in cash and one-half in stock. The annual and per meeting fees were not modified. The increases are intended to better reflect the time and effort expended by the chairpersons of these committees.
Item 9.01 Financial Statements and Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Paul J. Mooney

Paul J. Mooney Executive Vice President and Chief Financial Officer
Dated: May 10, 2006